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                                                                   EXHIBIT 12
                                                                  Page 1 of 1

           ECHOSTAR DBS CORPORATION AND SUBSIDIARIES AND AFFILIATES
                            COMPUTATION OF RATIOS

                                (IN THOUSANDS)
                                 (UNAUDITED)


CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES:

                                                         YEARS ENDED DECEMBER 31,                             NINE MONTHS ENDED
                                                                                                                SEPTEMBER 30,
                                   -----------------------------------------------------------------      ------------------------
                                     1993          1994          1995          1996          1997           1997          1998
                                   --------      ----------    ---------     ---------     --------       ---------     ---------
Income (loss) before taxes         $ 18,734      $      489    $ (18,552)    $(156,529)    $(323,278)     $(248,873)    $(170,740)

Interest expense                   632           21,408        23,985        62,430        110,003        79,056        122,219
Capitalized interest               370           5,695         25,763        31,818        43,169         27,861        21,619
Interest component of rent         78            94            71            84            64             37            40
  expense (1)
                                   --------      ----------    ---------     ---------     --------       ---------     ---------
  Total fixed charges              1,080         27,197        49,819        94,332        153,236        106,954       143,878

Earnings before fixed charges      $ 19,444      $ 21,991      $    5,504    $ (94,015)    $(213,211)     $(169,780)    $  (48,481)

Ratio of earnings to fixed         18.00         0.81          0.11          (1.00)        (1.39)         (1.59)        (0.34)
  charges
                                   --------      ----------    ---------     ---------     --------       ---------     ---------
                                   --------      ----------    ---------     ---------     --------       ---------     ---------
Deficiency of available earnings   -             $  (5,206)    $ (44,315)    $(188,347)    $(366,447)     $(276,734)    $(192,359)
  to fixed charges
                                   --------      ----------    ---------     ---------     --------       ---------     ---------
                                   --------      ----------    ---------     ---------     --------       ---------     ---------

                                                                 PRO FORMA
                                              --------------------------------------------
                                                   YEAR ENDED           NINE MONTHS ENDED
                                                DECEMBER 31, 1997       SEPTEMBER 30, 1998
                                              -------------------       ------------------
Income (loss) before taxes                    $(310,532)                $(148,097)

Interest expense                              97,257                    99,576
Capitalized interest                          30,120                    16,455
Interest component of rent expense (2)        48                        23
                                              -------------------       ------------------
  Total fixed charges                         127,426                   116,054

Earnings before fixed charges                 $(213,227)                $  (48,498)

Ratio of earnings to fixed charges            (1.67)                    (0.42)
                                              -------------------       ------------------
                                              -------------------       ------------------
Deficiency of available earnings to fixed     $(340,653)                $(164,552)
  charges
                                              -------------------       ------------------
                                              -------------------       ------------------

____________________
(1) The interest component of rent expense has been estimated by taking the difference between the gross rent expense and net present value of rent expense using a weighted-average cost of capital of approximately 13%.
     This cost of capital is representative of the Company's outstanding secured borrowings.
(2) The interest component of rent expense has been estimated by taking the difference between the gross rent expense and net present value of rent expense using a pro forma, annualized cost of capital of approximately
     9.6% for the year ended December 31, 1997 and for the nine months ended September 30, 1998.